Exhibit 10.45

August 28, 2009

Steve Singer

Hansen Medical, Inc.

380 North Bernardo Avenue

Mountain View, CA 94043

Re:	Extension of Purchase Agreement (the “Agreement”)

Agreement No. SS02AUG2007

Dated: September 21, 2007

Dear Steve:

As you may know, the Purchase Agreement, which is the basis of our manufacturing relationship, is set to expire on September 21, 2009, per section 1 of the Agreement. The Agreement permits the parties to extend the relationship by mutual agreement. Therefore, as our manufacturing relationship is set to continue, we need to extend the terms of this Agreement, which is the purpose of this letter.

As such, the parties to the Agreement agree to extend the terms of the Agreement for an additional twenty-four (24) months or until September 21, 2011. If Hansen agrees to this extension, please have the appropriate person sign both original letters and return one to us.

We look forward to continuing a strong relationship.

/s/ Todd Kelsey

Todd Kelsey

Sr Vice President Customer Services

Plexus Corp.

I, Frank Schembri, Jr. , on behalf of Hansen Medical, Inc., represent that I have authority to bind the company and so agree to the terms and conditions set forth in this letter.

/s/ Frank Schembri, Jr.
Signature

Frank Schembri, Jr. VP Mfg
Print Name and Title

9/17/09
Date

55 Jewelers Park Drive, P. O. Box 156, Neenah, WI 54957-0156

(920) 722-3451